UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 1, 2006 (November 27, 2006)
Date of Report (Date of earliest event reported)

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

777 Commerce Drive, Suite 100, Fairfield, Connecticut 06825
(Address of principal executive offices) (Zip Code)

(203) 368-6044
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On November 27, 2006, Michael E. Kiley, Executive Vice President and Chief Operating Officer of Competitive Technologies, Inc. (the “Company”), resigned his employment from the Company. As discussed below, Mr. Kiley will continue to be affiliated with the Company as an independent business development consultant. A copy of a press release announcing Mr. Kiley’s resignation is attached as Exhibit 99.1.

(e) On November 28, 2006, the Company and Mr. Kiley entered into an Independent Consulting Agreement with an initial term of six months, renewable for additional six month terms by mutual consent. Other terms of the agreement include: Mr. Kiley shall be an independent contractor to the Company and shall not be entitled to receive any benefits generally available to employees, including incentive compensation; Mr. Kiley shall execute a release in favor of the Company; during the initial six month term, the Company shall not require less than twenty days of work per month; the fee for services to be provided shall be one thousand dollars ($1,000) per full day and five hundred dollars ($500) per half day; and consultant shall be reimbursed for reasonable and customary expenses incurred in the performance of the services provided. A copy of the agreement is attached as Exhibit 10.1, and is incorporated herein by reference.

Mr. Kiley’s employment agreement was filed (on February 23, 2006) as Exhibit 10.1 to our Current Report on Form 8-K dated February 15, 2006.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

Exhibit 10.1	Independent Consulting Agreement between Michael Kiley and registrant.

Exhibit 99.1	Press release dated November 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

Date: December 1, 2006	By:	/s/ Michael D. Davidson
	Name:	Michael D. Davidson
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1^	Independent Consulting Agreement between Michael Kiley and registrant.

Exhibit 99.1+	Press release dated November 28, 2006.

^ Filed herewith

+ Furnished herewith